AUDITORS' REPORT TO STOCKHOLDERS3

                                       of

                  NITROXID (1993) PRODUCTION AND MARKETING LTD.

We have audited the accompanying balance sheet of NITROXID (1993) PRODUCTION AND MARKETING LTD. ("the Company") as of December 31, 1997 and 1996, and the related statements of operations, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted Our audits in accordance with generally accepted auditing standards, including those prescribed under the Auditors Regulations (Auditors mode of Performance) - 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by the Board of Directors and management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

The aforementioned financial statements have been prepared on the basis of historical cost, adjusted to reflect changes in the general purchasing power of the Israeli currency in accordance with pronouncements of the Institute of Certified Public Accountants in Israel. Condensed nominal Israeli currency data, on the basis of which the adjusted financial statements of the Company were prepared, is presented in Note 16.

In our opinion, the financial statements present fairly in all material respects, the financial position of the Company as of December 31, 1997 and 1996, and the results of its operations, changes in shareholders' equity and cash flows for the years then ended, in accordance with generally accepted accounting principles.

Pursuant to Section 211 of the Companies Ordinance (New Version) - 1983, we hereby state that we received all the information and explanations which we requested and that our opinion on the financial statements is given based on the best of the information and the explanations which we received and as reflected in the books of the Company.


                                                     /s/ K. DAHAN & CO.

                                                         K. DAHAN & CO.
                                              Certified Public Accountant (Isr.)

Ramat Gan March 4, 1998.